President

Section 906 Certification under Sarbanes Oxley Act

I, Michael Colon, certify that:

1.	I have reviewed this report, filed on behalf of DWS Japan Equity Fund, a series of DWS Investors Funds, Inc., on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 26, 2006	/s/Michael Colon
Michael Colon
President
DWS Japan Equity Fund, a series of DWS Investors Funds, Inc.

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of DWS Japan Equity Fund, a series of DWS Investors Funds, Inc., on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 26, 2006	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
DWS Japan Equity Fund, a series of DWS Investors Funds, Inc.